UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017 (April 13, 2017)

GP INVESTMENTS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 E. 52nd Street, Suite 5003
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 430-4340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

GP Investments Acquisition Corp., a Cayman Islands exempted company limited by shares (“GPIA”), announced today that it has established the close of business on Monday, April 24, 2017, as the record date in respect of an extraordinary general meeting to be held in connection with a proposed extension of the date by which GPIA must (i) consummate an initial business combination with one or more entities, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem all of its ordinary shares included as part of the units sold in the Company’s initial public offering that was consummated on May 26, 2015 (the “IPO”), from May 26, 2017 to November 27, 2017.

At the extraordinary general meeting, GPIA shareholders will be asked to vote upon certain proposals relating to such proposed extension. The Company has today filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to such proposals. The full meeting agenda will be detailed in the definitive proxy statement which will be mailed to the Company’s shareholders when available (the “Definitive Proxy Statement”).

The date of the Company’s extraordinary general meeting of shareholders will be specified in the Definitive Proxy Statement.

Important Information

SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MATTERS REFERRED TO IN THIS FORM 8-K. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS REFERRED TO IN THIS FORM 8-K, THE COMPANY AND ITS DIRECTORS, OFFICERS AND AFFILIATES. INFORMATION REGARDING THE INTERESTS OF CERTAIN OF THE COMPANY'S DIRECTORS, OFFICERS AND AFFILIATES IS AVAILABLE IN THE PRELIMINARY PROXY STATEMENT AND WILL BE AVAILABLE IN THE DEFINITIVE PROXY STATEMENT.

The Definitive Proxy Statement will be mailed to the Company's shareholders when available. The Company's shareholders will also be able to obtain a copy of the Definitive Proxy Statement free of charge once it is available by directing a request to: Morrow Sodali LLC, 470 West Avenue, 3rd Floor, Stamford, Connecticut 06902, Individuals call toll-free: (800) 662-5200, Banks and brokerage, please call (203) 658-9400, Email: GPIA.info@morrowsodali.com. In addition, the Preliminary Proxy Statement, the Definitive Proxy Statement and any other relevant materials that will be filed with the SEC will be available free of charge at the SEC's website at www.sec.gov.

Participants in the Solicitation

GPIA and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposals under the Definitive Proxy Statement under the rules of the SEC. Information about the directors and executive officers of GPIA is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 16, 2017. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, also will be included in the Definitive Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

The Company believes that some of the information in this Form 8-K constitutes forward-looking statements. You can identify these statements by forward-looking words such as “will”, “expects” and “proposes” or similar words. You should read statements that contain these words carefully because they (a) discuss future expectations, (b) contain projections of future results of operations or financial condition, and (c) state other “forward-looking” information. The Company believes it is important to communicate its expectations to the Company’s shareholders. However, there may be events in the future that the Company is not able to predict accurately or over which the Company has no control. Risks, uncertainties and events may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. All forward-looking statements included herein in this Form 8-K are expressly qualified in their entirety by the cautionary statements contained in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s shareholders are also advised to read the Definitive Proxy Statement, and any other relevant materials filed with the SEC, carefully in their entirety, once available, including the section to be included therein relating to forward-looking statements, before making any voting or investment decision with respect to the matters referred to in this Form 8-K.

Disclaimer

This Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GP Investments Acquisition Corp.

Date: April 13, 2017	By:	/s/ Antonio Bonchristiano
	Name:	Antonio Bonchristiano
	Title:	Chief Executive Officer